Exhibit 31.1

CERTIFICATIONS

      I, Gregory J. Dukat, President and Chief Executive Officer of Indus International, Inc., certify that:

1. I have reviewed this annual report on Form 10-K/A of Indus International, Inc.; and

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: July 29, 2004

/s/ GREGORY J. DUKAT

Gregory J. Dukat
President and Chief Executive Officer